Exhibit 23.4
                              ACCOUNTANTS' CONSENT

The Board of Directors
Rally's Hamburgers, Inc.:

We consent to the use of our report dated February 26, 1999 included herein and to the reference to our firm under the heading "Experts" in the registration statement.


                                                  KPMG LLP

Tampa, Florida
June 17, 1999